Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated this __ day of ____, 20__ by and among Biotricity, Inc., a Nevada corporation (the “Company”) and ______, a ______ (the “Holder”).

WHEREAS, the Holder is the holder of a promissory note of the Company, dated on or about __________, in the original principal amount of $_______ (the “Note”);

WHEREAS, the Company and the Holder desire to have the Holder exchange the Note for newly issued shares of Series A Preferred Stock of the Company, as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Effective upon the execution of this Agreement, the Holder will exchange the Note for _______ newly issued shares (the “Series A Shares”) of Series A Preferred Stock of the Company. Without limiting the generality of the foregoing, effective upon the execution of this Agreement, the Note (including, without limitation, all outstanding principal and accrued interest thereon), will automatically be deemed cancelled, and the Company shall issue the Series A Shares to the Holder.

2. The Holder represents and warrants to the Company that (i) it is the sole record and beneficial owner of the Note and holds such Note free and clear of all liens, (ii) it understands that the Series A Shares it will acquire hereunder are restricted securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom, (iii) the Holder is an accredited investor as defined under Rule 501 under the Securities Act, (iv) the Holder understands that an investment in the Series A Shares involves a high degree of risk, including the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, since January 1, 2018 (the “SEC Reports”), and (v) the Holder acknowledges that it has had the opportunity to review the SEC Reports (including, without limitation, the Company’s 8-K filed with the SEC on December 20, 2019 setting forth the terms of the Series A Preferred Stock).

3. [In accordance with Section 3 of the Certificate of Designation of the Series A Preferred Stock, the Company and Holder agree to accrue and defer all dividends payable on the Holder’s Series A Shares.]

4. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

5. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

6. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIOTRICITY, INC.

By:
Name:
Title:

HOLDER:

By:
Name:
Title: